Exhibit 99

INVESTOR CONTACT:	MEDIA CONTACT:
Fred Halvin	Julie Craven
(507) 437-5007	(507) 437-5345
fdhalvin@hormel.com	jhcraven@hormel.com

HORMEL FOODS REPORTS SECOND QUARTER RESULTS

AUSTIN, Minn., May 25, 2006 (BUSINESS WIRE) – Hormel Foods Corporation (NYSE: HRL) today reported its performance for the fiscal 2006 second quarter.

HIGHLIGHTS

•                  Diluted EPS of $.48, up 20 percent from $.40 per share in 2005

•                  Dollar sales of $1.4 billion increased 4 percent from 2005 (up 2 percent excluding acquisitions)

•                  Volume up 4 percent compared to last year (up 1 percent excluding acquisitions)

•                  Grocery Products operating profit up 8 percent; volume up 12 percent (up 3 percent excluding acquisitions); dollar sales up 5 percent (up 4 percent excluding acquisitions)

•                  Refrigerated Foods operating profit up 25 percent; volume up 2 percent (up 1 percent excluding acquisitions); dollar sales up 2 percent (same as last year excluding acquisitions)

•                  Jennie-O Turkey Store operating profit down 21 percent; volume down 4 percent; dollar sales up 2 percent

•                  Specialty Foods operating profit up 55 percent; volume up 21 percent (up 10 percent excluding acquisitions); dollar sales up 20 percent (up 13 percent excluding acquisitions)

•                  All Other operating profit up 73 percent; volume up 1 percent; dollar sales up 5 percent

•                  Valley Fresh acquisition completed during the quarter

Hormel Foods Corporation (NYSE: HRL), the multinational marketer of consumer-branded meat and food products, today reported fiscal 2006 second quarter net earnings of $67.3 million, up 20 percent from earnings of $56.0 million a year earlier.  Diluted earnings per share for the quarter were $.48 this year compared to $.40 per share last year and sales totaled $1.4 billion, up from $1.3 billion in fiscal 2005.

For the six months ended April 30, 2006, net earnings were $136.6 million, or $.98 per diluted share (up 13 percent), compared to $120.6 million a year ago, or $.86 per diluted share.  Sales totaled $2.8 billion, up 8 percent, from $2.6 billion in the same period last year.

COMMENTARY

“We delivered outstanding results in the second quarter despite the headwinds of a difficult protein environment and significantly higher energy costs,” said Jeffrey M. Ettinger, president and chief executive officer.   “Our ability to deliver a 20 percent increase in earnings in light of these conditions is a testament to our continued focus on growing our value-added product lines and on combating cost pressures by achieving improved operating efficiencies in our plants and supply chain areas.  Our balanced portfolio delivered increased top-line results in all five segments and improved operating profit in four out of five segments,” Ettinger stated.

“The value-added areas in the Refrigerated Foods segment benefited from lower pork input costs and reported solid growth.  The Specialty Foods and All Other segments continued their strong performance from the first quarter and the Grocery Products segment reported impressive growth in microwave tray items, HORMEL bacon bits and the SPAM family of products.  As expected, Jennie-O Turkey Store reported lower operating profit because of a difficult comparison in the prior year,” said Ettinger, “but still delivered an operating profit margin of over 10 percent.

“To further enhance our portfolio, we acquired Valley Fresh, Inc., located in Turlock, California, during the second quarter.  Valley Fresh has the leading market share in the canned ready-to-eat chicken category and is a great complement to our existing HORMEL canned ready-to-eat line of chicken, ham and turkey products,” Ettinger concluded.

SEGMENT OPERATING HIGHLIGHTS

Grocery Products (15% of Net Sales, 28% of Total Operating Profit)

The Grocery Products segment reported improved operating profit, net sales and volume because of contributions from several areas. The category reporting the best growth within the segment was the microwave tray category.  Additional capacity was added in the second quarter to help keep up with the microwave tray demand.  Other growth areas were HORMEL bacon bits, HORMEL chili and the SPAM family of products.   The Mexican Accent and Valley Fresh acquisitions also made positive contributions.  Lower pork costs improved the profitability of the SPAM family of products and HORMEL bacon bit items.  Higher costs associated with imported beef raw materials and freight offset some of the benefit received from lower pork input costs.  The Valley Fresh acquisition integration is on track and meeting expectations.

Refrigerated Foods (51% of Net Sales, 29% of Total Operating Profit)

Refrigerated Foods reported 25 percent higher operating profit driven by key retail categories like LLOYD’S barbeque meats, HORMEL hams, sliced meats and deli items.  Foodservice pizza toppings and premium bacon items were also key contributors to the higher operating profit.  The increase in volume was driven by Foodservice and the processed meat items sold by the Meat Products business unit.  Sales, net of acquisitions, were flat with last year because of lower pork market conditions. The progress of case-ready sales continues to be encouraging, with volume up 75 percent in the quarter. The national roll-out of HORMEL NATURAL CHOICE luncheon meats is going very well.  We will begin to support this line of great tasting, all natural products with aggressive advertising in the third quarter now that we have distribution throughout the United States.

Jennie-O Turkey Store (19% of Net Sales, 24% of Total Operating Profit)

Jennie-O Turkey Store reported lower operating profits primarily from higher feed and energy costs in the live production area.   Overall volume was down 4 percent from a reduction in the number of live birds processed and lower commodity sales.  Value-added volume grew 12 percent in the quarter with contributions coming from the retail, deli and foodservice channels.  The value-added sales increase was significant enough to improve overall net sales by 2 percent, despite lower volume of commodity sales. Products/categories reporting growth include Oven Ready items, frozen turkey burgers, deli and rotisserie products.  Four flavor varieties of a new sliced smoked turkey breast product in a re-useable plastic tub were launched in the second quarter with very positive initial results.  This line of products will continue to be rolled out in the third quarter.  Turkey meat markets were mixed, with breast meat higher and thigh meat lower than a year ago.  Egg sets and poult placements continue to trend above prior year.  For this reason, we expect more turkey supply coming to market over the next few quarters compared to a year ago.

Specialty Foods (11% of Net Sales, 11% of Total Operating Profit)

Specialty Foods reported significantly higher profits and sales primarily driven by growth in core packet sales of sugar substitutes, sugar and liquid portions.  Other areas contributing to the results include canned meat and ingredient items. Most of the growth is coming from better distribution with existing customers.  The addition of Mark-Lynn Foods added important items to the portfolio so a more complete line of products can be offered.  The improved product mix also increased the operating profit margin to 7.8 percent from 6.0 percent last year.

All Other (4% of Net Sales, 8% of Total Operating Profit)

The All Other segment improvement in sales and operating profit was driven by the International operating segment.  Export sales of the SPAM family of products were up 37 percent and continued improvement from the China operations were the biggest contributors.

General

The Net Interest and Investment Income was a lower expense by $2.4 million primarily from higher returns on the Rabbi Trust.

Effective with the first quarter, the company changed its accounting method for inventory from LIFO (Last-In First-Out) to FIFO (First-In First-Out).  The net pretax effect to the fiscal 2005 second quarter results was a positive $255,000.  All prior year information has been restated for the retrospective application of the change in accounting method.

OUTLOOK

“Given our expectation of continued success in growing our value-added portfolio and an anticipated benefit from the Valley Fresh acquisition, we are increasing our GAAP earnings per share guidance for the full year of fiscal 2006 from a range of $1.90 - $2.00, to a range of $1.94 - $2.04.  Our GAAP earnings guidance for the third quarter of fiscal 2006 is in a range of $0.39 - $0.45 per share, up from $0.37 per share in the third quarter of fiscal 2005.  We are expecting difficult comparisons for the Jennie-O Turkey Store segment in the second half, but we anticipate that our other segments will continue to generate growth in sales and operating profit commensurate with this guidance,” Ettinger concluded.

DIVIDENDS

Effective May 15, 2006, the company paid its 311th consecutive quarterly dividend.  The annual rate is $.56 per share.

CONFERENCE CALL

A conference call will be Webcast at 9:30 a.m. CT on Thursday, May 25, 2006.  Access is available at www.hormel.com.  If you do not have Internet access and want to listen to an audio replay, call 800-642-1687 in the United States and 706-645-9291 internationally and enter conference call ID 9267274.  The Webcast replay will be available at 12:00 (noon) CT, May 25, and archived for one year.  The audio replay will be available beginning at 10:30 a.m. CT on Thursday, May 25, 2006, through 11:00 p.m. CT on June 25, 2006.

ABOUT HORMEL FOODS CORPORATION

Hormel Foods Corporation, based in Austin, Minn., is a multinational manufacturer and marketer of consumer-branded food and meat products, many of which are among the best known and trusted in the food industry.  The company leverages its extensive expertise, innovation and high competencies in pork and turkey processing and marketing to bring quality, value-added brands to the global marketplace.  For the past five years, Hormel Foods was named one of “The 400 Best Big Companies in America” by Forbes magazine.  The company enjoys a strong reputation among consumers, retail grocers, foodservice and industrial customers for products that are highly regarded for quality, taste, nutrition, convenience and value.  For more information, visit www.hormel.com.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking information based on management’s current views and assumptions.  Actual events may differ.  Please refer to the cautionary statement regarding Forward-Looking Statements that appears on pages 31-34 in the company’s Annual Report for the fiscal year ended October 30, 2005, which can be accessed at www.hormel.com under “Investor”.

Segment Data

Fiscal 2006 Second Quarter Segment Operating Results (in Thousands)

	SECOND QUARTER – 13 WEEKS ENDED
		Restated*
	April 30, 2006	May 1, 2005	% Change
SALES
Grocery Products	$200,955	$190,636	5.4
Refrigerated Foods	699,905	687,851	1.8
Jennie-O Turkey Store	254,607	249,894	1.9
Specialty Foods	157,016	130,828	20.0
All Other	52,862	50,428	4.8
Total	$1,365,345	$1,309,637	4.3

OPERATING PROFIT
Grocery Products	$30,615	$28,490	7.5
Refrigerated Foods	31,967	25,487	25.4
Jennie-O Turkey Store	26,640	33,531	(20.6)
Specialty Foods	12,217	7,897	54.7
All Other	8,159	4,710	73.2
Total segment operating profit	109,598	100,115	9.5
Net interest and investment income	(3,395)	(5,820)	41.7
Gen. corporate (expense)	(4,605)	(5,079)	9.3
Income before tax	$101,598	$89,216	13.9

* Retrospective application of FIFO inventory valuation

	YEAR TO DATE – 26 WEEKS ENDED
		Restated*
	April 30, 2006	May 1, 2005	% Change
SALES
Grocery Products	$404,912	$384,461	5.3
Refrigerated Foods	1,445,791	1,336,283	8.2
Jennie-O Turkey Store	521,653	510,976	2.1
Specialty Foods	308,178	240,920	27.9
All Other	100,744	108,428	(7.1)
Total	$2,781,278	$2,581,068	7.8

OPERATING PROFIT
Grocery Products	$63,384	$63,434	(0.1)
Refrigerated Foods	68,876	61,353	12.3
Jennie-O Turkey Store	66,319	67,586	(1.9)
Specialty Foods	22,545	11,438	97.1
All Other	13,887	9,007	54.2
Total segment operating profit	235,011	212,818	10.4
Net interest and investment income	(8,743)	(7,989)	(9.4)
Gen. corporate (expense)	(24,370)	(12,926)	(88.5)
Income before tax	$201,898	$191,903	5.2

* Retrospective application of FIFO inventory valuation

HORMEL FOODS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
		Restated*		Restated*
	4-30-2006	5-01-2005	4-30-2006	5-01-2005

Net sales	$1,365,345	$1,309,637	$2,781,278	$2,581,068

Cost of products sold	1,033,866	1,006,691	2,096,804	1,966,054

GROSS PROFIT:	331,479	302,946	684,474	615,014

Expenses:
Selling and delivery	155,309	138,491	313,643	276,282

Marketing	32,165	29,183	65,856	60,909

Administrative & general	40,314	41,236	98,034	81,858

TOTAL EXPENSES:	227,788	208,910	477,533	419,049

Equity in earnings of affiliates	1,302	1,000	3,700	3,927

OPERATING INCOME:	104,993	95,036	210,641	199,892

Other income & expenses: Interest & investment income	3,009	886	3,893	5,491

Interest expense	(6,404)	(6,706)	(12,636)	(13,480)

EARNINGS BEFORE INCOME TAXES:	101,598	89,216	201,898	191,903

Provision for income taxes	34,290	33,238	65,314	71,292
(effective tax rate)	33.75%	37.25%	32.35%	37.15%

NET EARNINGS	$67,308	$55,978	$136,584	$120,611

NET EARNINGS PER SHARE (Basic)	$.49	$.40	$.99	$.87
NET EARNINGS PER SHARE (Diluted)	$.48	$.40	$.98	$.86

* Retrospective application of FIFO inventory valuation

HORMEL FOODS CORPORATION

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

		Restated*
	April 30, 2006	October 30, 2005
	(In Thousands)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$120,641	$131,046
Short-term marketable securities	0	38,500
Accounts receivable	275,634	301,001
Inventories	580,695	534,572
Deferred income taxes	38,695	39,428
Prepaid expenses & other current assets	47,693	20,691

TOTAL CURRENT ASSETS	1,063,358	1,065,238

INTANGIBLES	697,912	641,686

OTHER ASSETS	277,135	261,960

PROPERTY, PLANT & EQUIPMENT, NET	893,214	877,676

TOTAL ASSETS	$2,931,619	$2,846,560

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

TOTAL CURRENT LIABILITIES	$563,848	$583,172

LONG-TERM DEBT – LESS CURRENT MATURITIES	350,091	350,430

OTHER LONG-TERM LIABILITIES	315,206	314,228

SHAREHOLDERS’ INVESTMENT	1,702,474	1,598,730

TOTAL LIAB. & SHAREHOLDERS’ INVESTMENT	$2,931,619	$2,846,560

* Retrospective application of FIFO inventory valuation

HORMEL FOODS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twenty-Six Weeks Ended
		Restated*
	4-30-2006	5-01-2005
	(In Thousands)
OPERATING ACTIVITIES
Net earnings	$136,584	$120,611
Adjustments to reconcile to net cash provided by Operating activities:
Depreciation	54,746	51,506
Amortization of intangibles	4,957	4,223
Equity in earnings of affiliates	(3,240)	(3,869)
Provision for deferred income taxes	(2,960)	(13,920)
Loss on property/equipment sales and plant facilities	186	163
Changes in operating assets and liabilities net of acquisitions:
Decrease in accounts receivable	28,396	17,296
(Increase) in inventories, prepaid expenses, and other current assets	(67,655)	(32,339)
(Increase) Decrease in net pension assets	(2,593)	8,206
(Decrease) in accounts payable and accrued expenses	(59,870)	(25,991)
Other	13,737	3,433
NET CASH PROVIDED BY OPERATING ACTIVITIES	102,288	129,319

INVESTING ACTIVITIES
Sale of available-for-sale securities	145,125	185,800
Purchase of available-for-sale securities	(106,625)	(76,800)
Acquisitions of businesses	(74,777)	(330,416)
Purchases of property / equipment	(63,646)	(49,935)
Proceeds from sales of property / equipment	2,201	1,036
Decrease (Increase) in investments, equity in affiliates, and other assets	(1,573)	(3,303)
NET CASH (USED IN) INVESTING ACTIVITIES	(99,295)	(273,618)

FINANCING ACTIVITIES
Proceeds from short-term debt	40,000	90,000
Principal payments on short-term debt	(5,000)	0
Principal payments on long-term debt	(337)	(319)
Dividends paid on common stock	(37,215)	(33,480)
Stock repurchase	(12,723)	(6,116)
Other	1,877	6,488
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(13,398)	56,573
(DECREASE) IN CASH AND CASH EQUIVALENTS	(10,405)	(87,726)
Cash and cash equivalents at beginning of year	131,046	179,881

CASH AND CASH EQUIVALENTS AT END OF QUARTER	$120,641	$92,155

* Retrospective application of FIFO inventory valuation